VOTE THIS PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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Please indicate your vote by an "X" in the appropriate box below.
This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.
Please refer to the Proxy Statement for a discussion of the Proposals.

1.	To approve a new investment advisory agreement between		FOR *
	AGAINST *		ABSTAIN *
	Smith Barney Shearson Income Funds (the"Trust"), on behalf of its sub-trust, Smith Barney Shearson Premium Total Return Fund (the "Fund"), and Smith Barney Shearson Strategy Advisers Inc. ("SBSSA"), containing the same advisory fee as the Fund's current investment advisory agreement.

2.	To approve a sub-investment advisory agreement between the 	FOR *
	AGAINST *		ABSTAIN *
	Trust, on behalf of the Fund, and The Boston Company Advisors, Inc.


VOTE THIS PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)

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SMITH BARNEY SHEARSON PREMIUM TOTAL RETURN FUND			PROXY SOLICITED BY
THE BOARD OF TRUSTEES
The undersigned holder of shares of Smith Barney Shearson Premium Total Return
Fund ("the Fund"), a Massachusetts business trust, hereby appoints Heath B.
McLendon, Richard P. Roelofs, Francis J. McNamara, III and Lee D. Augsburger
attorney and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the  undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, Two World Trade Center, New York, New York, on June 15, 1994 at
12:00 p.m. and any adjournment or adjournments thereof.  The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy
Statement dated May 19, 1994 and hereby instructs said attorney and proxies to vote said shares as indicated hereon.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
Special Meeting.  A majority of the proxies present and acting at the Special
Meeting in person or by substitute (or, if only one shall be so present, then that one,) shall have and may exercise all the power and authority of said proxies hereunder.  The undersigned hereby revokes any proxy previously given.

										     PLEASE SIGN,
DATE AND RETURN
										PROMPTLY IN THE
ENCLOSED ENVELOPE

		NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

		DATE: _________________________________________
		_______________________________________________
		_______________________________________________
			Signature(s) (Title(s), if applicable)

shared\domestic\client\shearson\boards\inc_eq.\prxycrd.doc